UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2019

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Regulation S-K of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	GHDX	The Nasdaq Stock Market LLC

Item 5.07               Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting of Stockholders of Genomic Health, Inc. (the “Company”), held on June 13, 2019:

1.                    The following Directors were elected to serve until the 2020 Annual Meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes

Kimberly J. Popovits	28,131,794	1,718,784	3,566,192

Felix J. Baker, Ph.D.	23,464,988	6,385,590	3,566,192

Julian C. Baker	24,389,802	5,460,776	3,566,192

Fred E. Cohen, M.D., D.Phil.	24,092,935	5,757,643	3,566,192

Barry P. Flannelly, Pharm.D.	29,793,256	57,322	3,566,192

Henry J. Fuchs, M.D.	26,207,036	3,643,542	3,566,192

Ginger L. Graham	28,953,595	896,983	3,566,192

Geoffrey M. Parker	26,393,782	3,456,796	3,566,192

2.                    An Amendment to the Amended and Restated Genomic Health, Inc. 2005 Stock Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
27,260,912	2,563,735	25,931	3,566,192

3.     The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
29,171,062	648,772	30,744	3,566,192

4.              The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year was approved.

For	Against	Abstain
33,270,838	109,049	36,883

5.       The stockholder proposal concerning simple majority voting was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
19,084,121	10,721,712	44,745	3,566,192

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2019

GENOMIC HEALTH, INC.

By	/s/ Jason W. Radford
Name:	Jason W. Radford
Title:	Chief Legal Officer